                                                            EXHIBIT 10.23



                               [CYBERCASH LOGO]

                               SERVICE AGREEMENT

                      SECURE INTERNET CREDIT CARD SERVICE

                               CDSO12397.004CCh

In consideration of the mutual promises herein made and the mutual benefits to be derived from this Agreement, you (referred to herein as the "Merchant", "you", or "your") and CyberCash, Inc., a Delaware Corporation (referred to as "CyberCash," "we," "our" or "us") agree to provide to you the CyberCash Secure Internet Payment Service (the "Service") subject to the following terms and conditions:

1. Secure Internet Payment Service

(a) Service Standard. CyberCash will transmit data necessary for authorizing and executing credit card transactions, securely and accurately, between your customers and you, and between you and your credit card processor or financial institution. In the event of an interruption of the Service, CyberCash shall use commercially reasonable efforts to restore the Service to the extent that the cause of such failure is within CyberCash's reasonable control.

(b) Conditions of Use. To use the Service for sales transactions, (i) you must have established a relationship with a bank or processor that has an agreement with CyberCash to accept Service transactions; (ii) you must have either agreed to the terms of the license for use of the CyberCash Merchant Payment Software (the "Software") and have installed such Software on your Internet World Wide Web server (or equivalent on a private network), or have an agreement with a third party to host the Software for you; (iii) CyberCash must have received from your processor or bank your Merchant and Terminal ID numbers; and (iv) you must comply with operating procedures issued from time to time by CyberCash.

(c) Billing Rights Information. Use and acceptance of credit cards is governed by the financial institutions which issue them and provide credit card services to merchants. CyberCash is not a financial institution, and only provides transport and communications services. You agree to address questions about your credit card transactions to your financial institution, and not to CyberCash.

(d) Transaction Data. You agree that CyberCash may provide, or assist in providing transaction data to financial institutions and credit card processors for the purpose of processing credit card transactions and resolving disputes, or upon order of a government agency. Protection of transaction data stored on your server or server of your host is your responsibility.

(e) Graphical Displays. CyberCash agrees to acknowledge on its Web site that you are a user of the Service. You agree to acknowledge on your Web site that you are using the Service. In addition, if at any time you elect to receive credit card transactions from customer software that uses CyberCash's transaction protocols (sometimes referred to as an electronic wallet), you agree that on the Web page on which customers are asked to select a payment option you will at all times display a CyberCash "pay button" in the form of a HyperText Markup Language ("HTML") anchor reference (or such other technology as selected by CyberCash). The form of the logo and one or more pay

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                                                             Page 2 of 5

buttons, which may be revised from time-to-time by CyberCash, are available at http://www.cybercash.com/cybercash/merchant.

2. Your Remedies Under This Agreement

(a) Generally. Subject to paragraph (c), if CyberCash fails to provide the Service in accordance with the standard described in Section 1(a), you may take either or both of the following actions:

(i) Terminate this Agreement on written notice to CyberCash, such notice to be provided in accordance with Section 4 hereof and to include a concise statement of the basis for such termination; and (ii) institute pursuant to Section 8 a claim for any direct damages caused by a breach by CyberCash of its obligations under this Agreement.

(b) Infringement Claims. You rights and remedies for claims based on infringement are provided in Section 6.

(c) Limitations

(i)CyberCash is not responsible for the actions of any bank or other financial institution in authorizing, refusing to authorize or otherwise responding to an authorization request transmitted by the CyberCash service. You waive any claim that you might otherwise have against CyberCash for damages, indemnity, contribution or the like arising from the foregoing so long as CyberCash securely and accurately transmits credit card transaction data and responses to transaction authorization requests.

(ii) CyberCash is not liable for carrying out any instruction which originated from your server, the server of a host selected by you, or the server of a financial institution, credit card processor, or other third party to whom you provide information regarding your credit card transactions.

(iii) CyberCash will not be liable for (A) any failure or delay in performing its obligations if such failure or delay is caused by your act or omission or under circumstances where CyberCash reasonably believed that its failure or delay was necessary to avoid violating a law, guideline, rule or regulation of any governmental authority or (B) any delay caused by circumstances beyond the reasonable control of CyberCash.

(iv) IN NO EVENT WILL CYBERCASH OR ITS VENDORS, THEIR OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE OR SERVICE, OR LOSS OF DATA, EVEN IF CYBERCASH HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. CyberCash's liability to you for actual damages from any cause whatsoever, regardless of the form of the action (whether contract, tort, negligence or otherwise) will be LIMITED TO $10,000, provided that such limitation shall not apply to any indemnity or covenant defend expressly provided in this AgreemeNt. You further agree to waive any claim to seek punitive or exemplary damages from CyberCash, regardless of the cause. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

3. Warranty

Except as otherwise expressly provided, CYBERCASH AND ITS VENDORS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. YOU



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ACKNOWLEDGE THAT THE SERVICE MAY NOT BE UNINTERRUPTED OR ERROR FREE. SOME
STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE.

THE SERVICE IS NOT INTENDED FOR HIGH RISK ACTIVITIES OR CRITICAL TRANSACTIONS AND YOU ASSUME ALL RISKS OF UNTIMELY PAYMENT.

4. Notices

You agree that legal notices shall be given in writing in compliance with laws or rules as may apply to the particular legal notice being given. All other notices shall be given electronically, with notices to you being sent to the electronic mail address which you furnish at the time you install the Software and notices to CyberCash going to legal@cybercash.com.

5. Trademarks

(a) CyberCash hereby grants you a non-exclusive, royalty-free limited license to use the trademarks, service marks and logos (herein, "Trademarks) of CyberCash solely in conjunction with your use of the Service; provided that you use the Trademarks in the form provided by CyberCash and in conformity to any guidelines or policies promulgated by CyberCash from time to time.

(b) For as long as this Agreement is in effect, CyberCash may identify Merchant as a user of CyberCash Services on the WEB and in printed media. Merchant hereby grants CyberCash a non-exclusive, royalty-free limited license to use Merchant's trademark and logo solely in conjunction with such identification; provided that CyberCash shall use the Merchant's Trademarks in the form as provided by Merchant and in conformity to any guidelines or policies promulgated provided by Merchant from time to time.

6. Patent, Copyright And Trademark Indemnity

(a) Subject to the provisions of this Section 6, CyberCash shall at its expense, defend any action against Merchant to the extent such action is based on a claim that the Software or a component of the Software provided by CyberCash to Merchant pursuant to this Agreement infringes a United States patent, copyright, trademark or other intellectual property right, and CyberCash shall pay those damages or costs finally awarded against Merchant in such action which are attributable to such claim, provided that Merchant notifies CyberCash promptly in writing of such action, Merchant gives CyberCash sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and Merchant cooperates in the defense thereof at CyberCash's expense. If the Software or any component of the Software becomes, or in CyberCash's opinion is likely to become, the subject of a claim of infringement, then Merchant shall permit CyberCash, at its option and expense, either (i) procure for Merchant the right to continue using the Software or the infringing component of the Software, (ii) replace or modify Software or the infringing component of the Software so that it becomes non-infringing, or
(iii) terminate this Agreement. Merchant shall not incur any costs or expenses for the account of CyberCash under or pursuant to this Section 6(a) without CyberCash's prior written consent.

(b) CyberCash shall have no obligation to defend any action against Merchant to the extent such action is based upon a claim of infringement arising from (i) the use of the Software or a component of the Software by Merchant in a manner other than as specified or permitted by CyberCash, (ii) the use of the Software or a component of the Software by Merchant in combination with other products, equipment, devices or software (including without limitation any application software produced by Merchant for use with the Software or a component of the Software) not supplied by Cybercash if such infringement charge would have been avoided in the absence of such combination, or (iii) the alteration or modification of the Software or a component of the Software by Merchant (or by CyberCash in compliance with specifications provided by Merchant) if such infringement charge would have been avoided in the absence of such alteration or modification.

(c) In the event an infringement action or claim is brought against CyberCash which is based on the conduct of Merchant described in paragraph (b) above, Merchant shall (i) at its own expense, defend such action or claim, and (ii) shall pay any and all damages and costs finally awarded against CyberCash in connection with such action or claim, provided that CyberCash notifies Merchant promptly, in writing, of such action or claim, CyberCash gives Merchant sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and CyberCash cooperates in the defense thereof, at Merchant's expense.

7. Term and Termination

(a) This Agreement shall remain in effect unless terminated pursuant to the terms hereof.

(b) Either party may terminate this Agreement on 30 days written notice for material breach by the other party of its obligations hereunder unless such breach is cured within such 30-day period.

(c) In addition to any other termination rights granted herein, either party may terminate this Agreement on 90 days notice.

(d) Upon termination of this Agreement, you will return or destroy all Software in your possession and lease using the Service.

8. Dispute Resolution

In the event of a dispute between you and CyberCash, the complaining party shall give the other party at least sixty days written notice of the specific nature of the dispute and the parties shall use their best efforts to resolve such dispute in good faith prior to initiating any other action. In the event that the dispute cannot be resolved by mutual agreement, you agree that it will be resolved by binding arbitration before a single arbitrator located in the United States in accordance with the rules of the American Arbitration Association or any generally recognized arbitral tribunal established expressly to facilitate arbitration of disputes related to Internet commerce; and the arbitrator shall, subject to any mandatory rules of law, apply such generally-accepted principles of law as the arbitrator determines to be appropriate to the resolution of disputes involving Internet commerce and consistent with the reasonable expectations of the parties. The arbitrator shall have no authority to award punitive or exemplary damages.

9. Entire Agreement

This Agreement constitutes the entire agreement between you and CyberCash pertaining to the subject matter hereof and supersedes in their entirety any and all prior written or oral agreements pertaining to that subject matter.

     If the terms of this Agreement are acceptable and you wish to agree to them and be legally bound, click on "I Accept" below.

                                  ----------
                                   I Accept
                                  ----------

   If you do not wish to be bound to the terms of this Agreement, click on
                           "I Do Not Accept" below.

                              [MERCHANTS LOGO]


                              SOFTWARE LICENSE

               CYBERCASH(TM) MERCHANT PAYMENT, SERVER SOFTWARE

                              MLA012397.003CCh

1. Grant of Software License: By installing the Merchant Payment Server Software (the "Software") or by using it for any purpose, you accept all the terms and conditions of this License. Please read this License in its entirety carefully before installing or using the Software. Subject to your acceptance of the terms of this License, CyberCash, Inc. hereby grants to you, the Licensee, a nonexclusive license to use the Software as follows:

(a) Use. To copy and use the Software for sending and/or receiving user messages and payment authorizations for ultimate delivery and processing through an authorized payment gateway.

(b) Hosting. To copy the Software on to one or more servers owned and operated by you to permit access and use of the Software through electronic means by end-user, provided that such server(s) shall be configured so as to prevent third parties from copying or modifying such software. As a condition of this license, you agree that you will not represent that you are an agent of CyberCash or that you have been endorsed, certified, or otherwise approved by CyberCash unless you have a written agreement with CyberCash to do so. Use of the Software by end-users shall be pursuant to an agreement which shall contain, at a minimum, all of the limitations of rights and the protections afforded CyberCash and its vendors which are contained in Sections 2, 5, and 6 of this License.

(c) Installing. To install the copy of the Software obtained by a third party pursuant to a license from CyberCash or its authorized distributor for use by such third party. As a condition of this license, you agree that you will not represent that you are an agent of CyberCash or that you have been endorsed, certified, or otherwise approved by CyberCash unless you have a written agreement with CyberCash to do so.

2. LIMITATIONS:

(a) Copyright Protection. The Software is owned by CyberCash, Inc.
and/or its vendors and is subject to protection under the copyright, patent and trademark laws of the United States and other countries. You may not remove any of the copyright notices, CyberCash identifiers, or other proprietary labels, or modify, reverse engineer, decompile, or disassemble the binary components of the Software, or assign or transfer your rights under this License.

(b) Single Product. The Software is licensed as a single product and it may not be separated into its component files nor shall its component files be used for any purpose separate from the operation of the Software.

(c) Distribution and Copying. You may not distribute the Software, or incorporate the Software or any portion of it into any other products or software or create derivative works from it without the prior written consent of CyberCash. You may install the Software on more than one computer and use such copies simultaneously so long as you do not distribute it outside your organization.

(d) Changes and Updates.   As a condition of continued use of the Software, you
agree that upon issuance of updates, corrections, and new releases (a "Change") to the Software, you will promptly install and use them, cease using prior releases, and destroy all copies thereof. You accept that failure to do so may cause the Software to become obsolete and that CyberCash is not liable for any losses or expenses incurred by you or any person to whom you distribute, or otherwise provide access to, the Software as a result of the issuance of a Change. If CyberCash chooses to issue a Change, the terms of this License shall apply to such Change and the same shall be treated as Software hereunder. Updates may require that you agree to additional or revised terms and conditions as a condition of continued use of the Software. CyberCash shall have no obligation to provide Changes, maintenance, or support to you or any person to whom you provide access to the Software.

3. Government Use: Use, duplication or disclosure by or on behalf of U.S. Government entities is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA AR Supplement. The contractor/manufacturer is CyberCash, Inc., 2100 Reston Parkway, Suite 430, Reston, VA 20191.

4. Restrictions on Export: You may not download or otherwise export or re-export the Software or any of its components, data, code or technology except in full compliance with all United States and other applicable laws and regulations. In particular, but without limitation, none of the Software or its components, data, code or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national resident of) Cuba, Iraq, Libya, Sudan, North Korea, Iran, or Syria, or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated nationals or the U.S. Commerce Department's Table of Deny Orders. By downloading the Software, you are agreeing to the preceding terms and are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

5. Limited Warranty: CyberCash warrants that if your copy of the Software is inoperable or defective, it will make commercially reasonable efforts to make available to you at no charge replacement software which is operable. Notwithstanding any other portion of this Agreement to the contrary, you agree that CyberCash's sole obligation regarding defective or inoperable Software is to make commercially reasonable efforts to replace it. THE SOFTWARE IS NOT INTENDED FOR TIME CRITICAL TRANSACTIONS AND YOU ASSUME ALL RISK OF UNTIMELY PAYMENT EXCEPT AS OTHERWISE PROVIDED, CYBERCASH AND ITS VENDORS DISCLAIM ALL WARRANTIES, EXPRESSED OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. YOU ACKNOWLEDGE THAT OPERATION OF THE SOFTWARE MAY NOT BE UNINTERRUPTED OR ERROR FREE. SOME STATES AND COUNTRIES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE AND COUNTRY TO COUNTRY.

6. Limitation of Damages: IN NO EVENT WILL CYBERCASH OR ITS VENDORS, THEIR OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, PROBLEMS WITH THE USE OF YOUR COMPUTER, OR LOSS OF DATA, EVEN IF CYBERCASH HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. CyberCash's liability to you for actual damages from any cause whatsoever arising from your use of the Software, regardless of the form of the action (whether contract, tort, negligence or otherwise) shall be limited to the greater of $1000 or the amount of all transaction fees received from you over the twelve month period preceding the event or events giving rise to such actual damages, provided that such limitation shall not apply to any indemnity or covenant to defend expressly provided in this Agreement. You further agree to waive any claim to seek punitive or exemplary damages from CyberCash, regardless of the cause. SOME STATES AND COUNTRIES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

7. Term and Termination:

(a) This License shall remain in effect unless terminated pursuant to the terms hereof.

(b) Either party may terminate this License on 30 days written notice for material breach by the other party of its obligations hereunder unless such breach is cured within such 30-day period.

(c) In addition to other termination rights granted herein, either party may terminate this License on 90 days notice.

(d) Upon termination of this License, you will return or destroy all Software in your possession and cease using the Service.

8. Notices: You agree that legal notices shall be given in writing in compliance with laws or rules as may apply to the particular legal notice being given. All other notices shall be given electronically, with notices to you being sent to the electronic mail address which you furnish at the time you install the Software and notices to CyberCash going to legal@cybercash.com.

9. Trademarks: CyberCash, the CyberCash logo, CyberCoin, and Secure Internet Payment Service are trademarks of CyberCash, Inc. CyberCash grants you a license to use those trademarks in displaying payment options on your web site.

10. Patent, Copyright And Trademark Indemnity

(a) Subject to the provisions of this Section, CyberCash shall at its expense, defend any action against you to the extent such action is based on a claim that the Software or a component of the Software provided by CyberCash to you pursuant to this Agreement infringes a United States patent, copyright, trademark or other intellectual property right, and CyberCash shall pay those damages or costs finally awarded against you in such action which are attributable to such claim, provided that You notify CyberCash promptly in writing of such action, you give CyberCash sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and you cooperate in the defense thereof at CyberCash's expense. If the Software or any component of the Software becomes, or in CyberCash's opinion is likely to become, the subject of a claim of infringement, then you shall permit CyberCash, at its option and expense, either (i) procure for you the right to continue using the Software or the infringing component of the Software, (ii) replace or modify Software or the infringing component of the Software so that it becomes noninfringing, or (iii) terminate this Agreement. You shall not incur any costs or expenses for the account of CyberCash under or pursuant to this Section without CyberCash's prior written consent.

(b) CyberCash shall have no obligation to defend any action against you to the extent such action is based upon a claim of infringement arising from (i) the use of the Software or a component of the Software by you in a manner other than as specified or permitted by CyberCash, (ii) the use of the Software or a component of the Software by you in combination with other products, equipment, devices or software (including without limitation any application software produced by you for use with the Software or a component of the Software) not supplied by CyberCash if such infringement charge would have been avoided in the absence of such combination, or (iii) the alteration or modification of the Software or a component of the Software by you (or by CyberCash in compliance with specifications provided by you) if such infringement charge would have been avoided in the absence of such alteration or modification.

(c) In the event an infringement action or claim is brought against CyberCash which is based on your conduct as described in paragraph (b) above, you shall
(i) at your own expense, defend such action or claim, and (ii) shall pay any and all damages and costs finally awarded against CyberCash in connection with such action or claim, provided that CyberCash notifies you promptly, in writing, of such action or claim, CyberCash gives you sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and CyberCash cooperates in the defense thereof, at your expense.

11. Entire Agreement: This License constitutes the entire agreement between you and CyberCash pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements pertaining to the Software and its use between the parties. This License is not an agreement to provide service and does not obligate CyberCash to provide any services.

  If the terms of this License are acceptable and you wish to agree to them and be legally bound, click on "I Accept" below.

                                ------------
                               |  I Accept  |
                                ------------

 If you do not wish to be bound to the terms of this license, click on "I Do
                                Not Accept".

                              -----------------
                             |  Do Not Accept  |
                              -----------------


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    CyberCash is a trademark of CyberCash, Inc. and the CyberCash logo is a registered trademark.
       All other trademarks are the property of the respective companies.
                 Telephone:(703) 620-4200 - Fax:(703) 620-4215
                               info@cybercash.com